Exhibit 99.1

Helios and Matheson Analytics Inc. declares a dividend to shareholders as a result of sustained profitable performance

New York, N.Y., February 3, 2014 – Keeping in view the sustained profitable performance of the Company over the last year the Board of Directors of Helios and Matheson Analytics Inc. (NASDAQ: HMNY) (the “Company”) declared a dividend of $0.08 per share of the Company's common stock amounting to a payout of approximately $187,000. This amount represents approximately 50% of the expected net income (based on preliminary unaudited results) of the Company for the year 2013. The dividend is expected to be      paid on March 5, 2014, to shareholders of record on February 18, 2014.

Helios and Matheson Analytics Inc. (NASDAQ:HMNY) (the “Company”), is a 30 year old organization focused on banking, financial services, insurance and healthcare sectors.

Forward Looking Statements

The information in this release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. There can be no assurance that future dividends will be declared. The declaration of future dividends is subject to approval of the Board of Directors after its review of the Company's financial performance and cash needs. Declaration of future dividends is also subject to various risks and uncertainties, including: the Company's cash flow and cash needs; compliance with applicable law; restrictions on the payment of dividends under existing or future financing arrangements; changes in tax laws relating to corporate dividends; the deterioration in the Company's financial condition or results; and those risks, uncertainties, and other factors identified from time to time in the Company's filings with the Securities and Exchange Commission.

Contact:	Umesh Ahuja
703 691 0400 Ext 1046
uahuja@hmny.com

Forward Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in the Helios and Matheson Analytics Inc. Annual Report on Form 10-K for the year ended December 31, 2012 and more recent reports and registration statements filed with the SEC. Helios and Matheson Analytics Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter such forward-looking statements, whether as a result of new information, future events or otherwise.